FORM 8-A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Principal Life Insurance Company
Secured Medium-Term Notes
issued through
Principal Life Income Fundings Trust 36
(Exact name of registrant as specified in its charter)
Iowa
(State or other jurisdiction of incorporation or organization)
001-32109
(Commission File Number)
42-0127290
(I.R.S. Employer Identification Number)
711 High Street
Des Moines, Iowa 50392-0001
(515) 247-5111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each class
to be so registered	is to be registered

5.30% Secured Medium-Term Notes due 2013 of	New York Stock Exchange
Principal Life Income Fundings Trust 36
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-147181 and 333-147181-01 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None (Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     The class of securities to be registered hereby are the 5.30% Secured Medium-Term Notes due 2013 of Principal Life Income Fundings Trust 36 (the “Notes”).
     The description of the Notes is incorporated by reference to (i) the information appearing under the caption “Description of the Notes” in the registrant’s prospectus and prospectus supplement, each dated November 21, 2007, regarding the secured medium-term note program, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the “Act”) on November 21, 2007, and (ii) the registrant’s pricing supplement dated April 21, 2008, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) of the Act.
Item 2. Exhibits.
None.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPAL LIFE INSURANCE COMPANY (Registrant)
Date: March 13, 2009	By:	/s/ Dwight N. Soethout
Dwight Soethout
Vice President

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